                                                               EXHIBIT (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                   GIVE THE SOCIAL
                                   SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   An individual's account       The individual
2.   Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, the first individual
                                   on the account(1)
3.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
4.   a. The usual revocable        The grantor-trustee(1)
     savings trust account
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under State law
5.   Sole proprietorship account   The owner(3)

---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE EMPLOYER
                                               IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    6.     A valid trust, estate, or pension   Legal entity (do not furnish the
           trust                               identifying number of the personal
                                               representative or trustee unless
                                               the legal entity itself is not
                                               designated in the account
                                               title).(4)
    7.     Corporate account                   The corporation
    8.     Association, club, religious,       The organization
           charitable, educational or other
           tax-exempt organization account
    9.     Partnership account                 The partnership
   10.     A broker or registered nominee      The broker or nominee
   11.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a State or
           local government, school district
           or prison) that receives
           agricultural program payments
---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

HOW TO OBTAIN A TIN

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number. Forms SS-5 and SS-4 may also be obtained from the IRS Web Site at www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees exempt from backup withholding on all payments include the following:

  - An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  - The United States or any of its agencies or instrumentalities.

  - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  - A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  - An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

  - A corporation.

  - A foreign central bank of issue.

  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  - A futures commission merchant registered with the Commodity Futures Trading Commission.

  - A real estate investment trust.

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A common trust fund operated by a bank under Section 584(a).

  - A financial institution.

  - A middleman known in the investment community as a nominee or custodian.

  - A trust exempt from tax under Section 664 or described in Section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under Section 1441.

  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  - Payments of patronage dividends where the amount received is not paid in money.

  - Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  - Payments described in Section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under Section 1451.

Payments made by certain foreign organizations.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding under Sections 6041, 6041A(a), 6045 and 6050A.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.